[ORIENTAL FINANCIAL GROUP LOGO]               PUERTO RICO CONTACT:
                                              Edgar Palerm,
                                              Oriental Financial Group
                                              (787) 771-6836

                                              U.S. CONTACT:
                                              Steven Anreder and Gary Fishman,
                                              Anreder & Company
                                              (212) 532-3232



                    ORIENTAL FINANCIAL GROUP REPORTS RESULTS
                   FOR FISCAL QUARTER ENDED SEPTEMBER 30, 2005

SAN JUAN, Puerto Rico, October 26, 2005 - Oriental Financial Group Inc. (NYSE:
OFG) today announced results for the fiscal quarter ended September 30, 2005.

Net income available to common shareholders totaled $7.2 million, or $0.29 per diluted share, a decline of 55.4% year over year, but an increase of 12.1% sequentially. Book value at September 30, 2005 stood at $11.15 per share, an increase of 10.6% year over year. "While we are in a difficult and challenging interest rate environment, we remain solidly profitable," said Jose Rafael Fernandez, President and CEO of Oriental. "Oriental continued to make progress increasing loan production and non-interest income and reducing expenses, but increasing short-term rates combined with the ongoing flattening yield curve continued to affect results."

Commenting on the quarter, Mr. Fernandez noted, interest income from loans increased 14.5%, on a 9.1% increase in the portfolio. Non-interest income from financial and banking services rose 8.8% year over year and 12.2% on a sequential quarter basis. Total loan production grew 23.2% from a year ago and 7.7% sequentially, and trust assets, broker-dealer assets and deposits were higher year over year and from the preceding quarter. "Credit quality continues to be excellent, with net charge offs a slight 0.27% of average loans outstanding," Mr. Fernandez said. "Expenses increased a minor amount from a year ago, but they declined $1.5 million from the prior three month period. We expect further reductions moving forward."

Oriental is in the process of changing its fiscal year from one that begins July 1 to a calendar year beginning January 1. This change will result in a six-month reporting period comprised of the quarter just ended on September 30, 2005 and the quarter ending December 31, 2005.

INTEREST INCOME & EXPENSE

Interest income for the quarter was $50.8 million, an increase of 13.1% over a year ago. Income from loans rose 14.5% over the September 2004 quarter due to higher volume and rates, reflecting increased loan production, the retention of more mortgage loans and increased variable rate loans. Income from securities was up 12.4% over the September 2004 quarter, on a similar percentage increase in volume. Interest expense was $33.5 million, 57.3% higher than a year ago. The increase principally reflected a 70.5% rise in the cost of repurchase agreements, which have been impacted by the higher Federal Funds Rate. As a result, net interest income totaled $17.3 million, a decline of 26.7% from the year ago, and the interest rate margin was 1.64%, versus 2.64% in the year ago quarter and 1.89% in the previous quarter.

NON-INTEREST INCOME

Financial service revenue at $3.9 million increased 6.1% over a year ago and 15.0% on a sequential quarter basis. Growth reflected increased securities brokerage, insurance and personal trust business, in line with Oriental's strategy for revitalizing financial service revenue. Bank service revenue was $2.2 million, an increase of 13.7% year over year and up 7.5% on a sequential quarter basis. Growth was due to increased deposit generation, the opening of the Miramar branch (Oriental's 24th) in July, and ongoing strategies designed to increase fee revenue.

During the quarter, Oriental announced an agreement with American Express Company (NYSE: AXP) that made Oriental the only bank in Puerto Rico to offer American Express Green, Gold and Corporate Cards; convert American Express Corporate Card balances to line of credit loans; and accept branch payments from American Express Card customers. Oriental expects this agreement to contribute to the growth of bank service fees and commercial lending on a long-term basis.

Mortgage banking activities generated $1.1 million, versus $2.1 million in the September 2004 quarter and $1.2 million in the June 2005 quarter. The net gain on securities was $345,000 versus $3.2 million a year ago and $1.4 million in the previous quarter. Declines in both areas reflect Oriental's strategy, initiated in the March 2005 quarter, of retaining mortgages and profitable investment securities for their recurring interest income.

NON-INTEREST EXPENSES

Non-interest expenses were $15.4 million compared with $15.2 million a year ago and $16.9 million in the June 2005 quarter. The sequential decline reflects early results of the Company's plan to reduce annualized overhead by 5%, from the $63 million spent during the year ended June 30, 2005, notwithstanding the debut of the Miramar branch in July, plans to expand and relocate its Arecibo branch in December, and the opening of a branch in Canovanas, planned for calendar 2006.

TOTAL FINANCIAL ASSETS MANAGED & OWNED, STOCKHOLDERS' EQUITY

Total financial assets managed and owned at September 30, 2005 were $7.39 billion, an 11.7% increase year over year and up 2.5% from the preceding quarter. Expanded financial service and loan production, and increases in investment securities volume principally accounted for this growth. Trust assets managed totaled $1.85 billion, an increase of 13.9% over a year ago and 1.5% sequentially; broker-dealer assets gathered amounted to $1.14 billion, an increase of 8.8% year over year and 0.8% sequentially; and bank assets owned were $4.39 billion, up 11.6% year over year and 3.4% sequentially.

Stockholders' equity at September 30, 2005 totaled $344.2 million, increasing 9.3% over a year ago and 0.9% over the June 30, 2005 level.

INVESTMENTS

Investment securities were $3.38 billion at September 30, 2005, an increase of 12.5% year over year and 4.5% sequentially. Investments increased $144.5 million from June 30, 2005, primarily due to the purchase of approximately $225 million in AAA and AA investment grade U.S. notes, intended to offset pre-payments of mortgage backed securities totaling approximately $120 million in the September 2005 quarter and a similar amount that is expected to be pre-paid in the December 2005 quarter. Preferring to grow its loan portfolio, in particular variable rate loans, Oriental's current strategy is to maintain a flat investment portfolio relative to its June 30, 2005 level.

LOANS & LOAN PRODUCTION

Total loans receivable, net were $901.7 million at September 30, 2005, up 9.1% from a year ago and off 0.6% from June 30, 2005. Within the Group's total portfolio, variable rate loans amounted to $226.4 million, equal to 24.7% of the portfolio, compared to $61.5 million, or 7.3%, a year ago, and $234.1 million, or 25.4%, at June 30, 2005. Oriental's lending businesses generally reflect strong growth, but from time to time growth rates can vary as the Group focuses on quality rather than volume.

Mortgage loans were $735.2 million at September 30, 2005, resulting in a 2.3% year over year increase and a 1.2% sequential quarter decline, which was due to loan pre-payments in the September 2005 quarter and securitization of $22 million of purchased mortgage loans, partially offset by new mortgages. Mortgage production was $73.3 million, a 34.7% year over year increase and a 6.0% sequential quarter decline. Commercial loans, mainly secured by real estate, were $131.2 million at September 30, 2005, resulting in increases of 32.7% year over year and 0.9% on a sequential quarter basis. Commercial production during the September 2005 quarter was $23.0 million, a 2.6% year over year decline and a 117.6% increase from the June 2005 quarter. Consumer loans were $31.2 million at September 30, 2005, representing increases of 45.1% year over year and 4.1% on a sequential quarter basis. Consumer loan production was $6.1 million in the September 2005 quarter, approximately $1 million ahead of a year ago, but off $500,000 from the June 2005 quarter.

INTEREST BEARING LIABILITIES

Deposits of $1.30 billion on September 30, 2005 represented an increase of 26.4% over last year and 4.1% sequentially. The year over year growth primarily reflected brokered CDs sold during the 12 months ended June 30, 2005. Borrowings at September 30, 2005 totaled $2.61 billion, an increase of 4.8% year over year and a 0.6% on a sequential quarter basis. Faster growth of deposits versus borrowings resulted from the Company's program of using deposits rather than borrowings to fund asset growth.

CREDIT QUALITY

Provision for loan losses for the September 2005 quarter increased approximately $250,000 year over year and $100,000 on a sequential quarter basis, primarily due to growth of the loan portfolio. The provision is based on an analysis by Oriental of the credit quality and composition of its loan portfolio so as to maintain the allowance at an adequate level. Net charge offs to average loans were 0.27%, compared to 0.20% a year ago and 0.60% on a sequential quarter basis. At September 30, 2005, non-performing loans were $28.5 million, down 2.0% from a year ago and 7.8% from June 30, 2005, due to Oriental's previously disclosed focus on reducing certain problem loans. Non-performing loans to total loans fell to 3.13% from 3.48% a year ago and 3.38% sequentially, and non-performing assets to total assets declined to 0.75% from 0.76% a year ago and 0.82% sequentially. Total non-performing assets, including foreclosed properties, decreased from $35.0 million as of June 30, 2005 to $32.9 million as of September 30, 2005, a decrease of 5.9%.
ABOUT ORIENTAL FINANCIAL GROUP

Oriental Financial Group Inc. (www.OrientalOnline.com) is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. Now in its 41st year in business, Oriental provides comprehensive financial services to its clients throughout Puerto Rico and offers third party pension plan administration through wholly owned subsidiary, Caribbean Pension Consultants, Inc. The Group's core businesses include a full range of mortgage, commercial and consumer banking services offered through 24 financial centers in Puerto Rico, as well as financial planning, trust, insurance, investment brokerage and investment banking services.

FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements that reflect management's beliefs and expectations and are subject to risks and uncertainties inherent to Oriental Financial Group's business, including, without limitation, the effect of economic and market conditions, the level and volatility of interest rates, and other risks and considerations detailed in the Group's filings with the Securities and Exchange Commission. These or other factors could cause actual results to differ materially from forward-looking statements. The Group also disclaims any obligations to update information contained in this news release as a result of developments occurring after the date of issuance.



                                      # # #

                                     ORIENTAL FINANCIAL GROUP

[ORIENTAL FINANCIAL GROUP LOGO]      FINANCIAL SUMMARY          ---------------------------------------------------
                                     (NYSE:OFG)                          FOR THE THREE-MONTH PERIOD ENDED
                                                                ---------------------------------------------------
                                                                30-SEP-05     30-SEP-04         %         30-JUN-05
                                                                ---------     ---------      --------     ---------


SUMMARY OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA):
-----------------------------------------------------------------------------------------------------

INTEREST INCOME:
  Loans                                                          $ 15,218      $ 13,289          14.5%     $ 14,934
  Investment securities                                            35,595        31,658          12.4%       33,942
                                                                 --------      --------      --------      --------
    TOTAL INTEREST INCOME                                          50,813        44,947          13.1%       48,876
                                                                 --------      --------      --------      --------
INTEREST EXPENSE:
-----------------
  Deposits                                                          9,589         6,518          47.1%        8,697
  Securities sold under agreements to repurchase                   20,132        11,808          70.5%       17,583
  Other borrowed funds                                              3,764         2,968          26.8%        3,308
                                                                 --------      --------      --------      --------
    TOTAL INTEREST EXPENSE                                         33,485        21,294          57.3%       29,588
                                                                 --------      --------      --------      --------

      NET INTEREST INCOME                                          17,328        23,653         -26.7%       19,288
    Provision for loan losses                                        (951)         (700)         35.9%         (850)
                                                                 --------      --------      --------      --------
      NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES          16,377        22,953         -28.6%       18,438
                                                                 --------      --------      --------      --------

NON-INTEREST INCOME:
--------------------
  Commissions and fees from broker,investment banking,
    insurance and fiduciary activities                              3,924         3,697           6.1%        3,411
  Banking service revenues                                          2,219         1,951          13.7%        2,064
  Mortgage banking activities                                       1,068         2,057         -48.1%        1,168
                                                                 --------      --------      --------      --------
    Total banking and financial services revenues                   7,211         7,705          -6.4%        6,643
  Net gain on sale of securities                                      345         3,243         -89.4%        1,378
  Net gain (loss) on derivatives                                      (50)         (570)        -91.2%       (1,866)
  Other                                                               319            26        1126.9%          282
                                                                 --------      --------      --------      --------
      TOTAL NON-INTEREST INCOME                                     7,825        10,404         -24.8%        6,437
                                                                 --------      --------      --------      --------

NON-INTEREST EXPENSES:
----------------------
  Compensation and employees' benefits                              6,260         6,768          -7.5%        7,366
  Occupancy and equipment                                           2,976         2,501          19.0%        3,066
  Advertising and business promotion                                1,350         1,341           0.7%        1,420
  Professional and service fees                                     1,693         1,674           1.1%        1,777
  Communication                                                       413           451          -8.4%          410
  Loan servicing expenses                                             446           449          -0.7%          430
  Taxes, other than payroll and income taxes                          597           450          32.7%          471
  Electronic banking charges                                          388           490         -20.8%          543
  Printing, postage, stationery and supplies                          259           248           4.4%          207
  Insurance, including deposit insurance                              185           198          -6.6%          188
  Other                                                               823           613          34.3%          979
                                                                 --------      --------      --------      --------
    TOTAL NON-INTEREST EXPENSES                                    15,390        15,183           1.4%       16,857
                                                                 --------      --------      --------      --------

                      ORIENTAL FINANCIAL GROUP
                                                               -------------------------------------------------------------
[ORIENTAL GROUP LOGO  FINANCIAL SUMMARY                                        FOR THE THREE-MONTH PERIOD ENDED
                      (NYSE:OFG)                               -------------------------------------------------------------
                                                                 30-Sep-05       30-Sep-04           %           30-Jun-05
                                                               -----------      ----------       ---------     -------------

SUMMARY OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA):
----------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                            8,812          18,174         -51.5%          8,018
  Income tax expense                                                   (391)           (768)        -49.1%           (377)

NET INCOME                                                            8,421          17,406         -51.6%          7,641
  Less: Dividends on preferred stock                                 (1,200)         (1,200)          0.0%         (1,200)
                                                                -----------     -----------     ----------    -----------
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS                     $     7,221     $    16,206         -55.4%    $     6,441
                                                                ===========     ===========     ==========    ===========

EARNINGS PER SHARE (1)
  Earning per common share (basic)                              $      0.29     $      0.67         -56.6%    $      0.26
                                                                -----------     -----------     ----------    -----------
  Earning per common share (diluted)                            $      0.29     $      0.64         -54.7%    $      0.26
                                                                -----------     -----------     ----------    -----------
  Dividends declared per common share                           $      0.14     $      0.13           7.7%    $      0.14
                                                                -----------     -----------     ----------    -----------

  Average shares outstanding (1)                                     24,926          24,262           2.7%         24,847
  Average potential common share-options (1)                            214           1,195         -82.1%            357
                                                                -----------     -----------     ----------    -----------
    TOTAL AVERAGE SHARES OUTSTANDING AND EQUIVALENTS (1)             25,140          25,457          -1.3%         25,204
                                                                -----------     -----------     ----------    -----------

  Common shares outstanding at end of period (1)                     24,776          24,486           1.2%         24,904
                                                                -----------     -----------     ----------    -----------
  Book value per common share (1)                               $     11.15     $     10.08          10.6%    $     10.97
                                                                -----------     -----------     ----------    -----------

PERFORMANCE RATIOS:
  Return on assets                                                     0.78%           1.84%        -57.8%           0.73%
                                                                -----------     -----------     ----------    -----------
  Return on common equity                                             12.68%          27.60%        -54.0%           9.49%
                                                                -----------     -----------     ----------    -----------
  Efficiency Ratio                                                    62.72%          48.42%         29.5%          64.31%
                                                                -----------     -----------     ----------    -----------
  Leverage capital ratio                                              10.33%          11.18%         -7.6%          10.65%
                                                                -----------     -----------     ----------    -----------
  Tier 1 risk-based capital                                           38.80%          37.87%          2.5%          38.83%
                                                                -----------     -----------     ----------    -----------
  Total risk-based capital                                            39.39%          38.58%          2.1%          39.39%
                                                                -----------     -----------     ----------    -----------

SELECTED FINANCIAL DATA AT PERIOD-END
  Trust Assets Managed                                          $ 1,850,957     $ 1,625,275          13.9%    $ 1,823,292
  Broker-Dealer Assets Gathered                                   1,143,873       1,051,557           8.8%      1,135,115
                                                                -----------     -----------     ----------    -----------
    TOTAL ASSETS MANAGED                                          2,994,830       2,676,832          11.9%      2,958,407
Bank assets owned                                                 4,395,046       3,938,391          11.6%      4,250,652
                                                                -----------     -----------     ----------    -----------
    TOTAL FINANCIAL ASSETS MANAGED AND OWNED                    $ 7,389,876     $ 6,615,223          11.7%    $ 7,209,059
                                                                ===========     ===========     ==========    ===========



(1) DATA ADJUSTED TO GIVE RETROACTIVE EFFECT TO THE 10% STOCK DIVIDEND DECLARED ON THE GROUP'S COMMON STOCK ON NOVEMBER 30, 2004.

                      ORIENTAL FINANCIAL GROUP
                                                               -------------------------------------------------------------
[ORIENTAL GROUP LOGO  FINANCIAL SUMMARY                                        FOR THE THREE-MONTH PERIOD ENDED
                      (NYSE:OFG)                               -------------------------------------------------------------
                                                                 30-Sep-05       30-Sep-04           %           30-Jun-05
                                                               -----------      ----------       ---------     -------------

SUMMARY OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA):
----------------------------------------------------------------------------------------------------------------------------
                                                               -----------      ----------       ---------     -------------
SELECTED FINANCIAL DATA AT PERIOD-END                            30-Sep-05       30-Sep-04           %           30-Jun-05
                                                               -----------      ----------       ---------     -------------

CASH AND DUE FROM BANKS                                         $    15,930     $    11,321          40.7%    $    14,892
                                                                -----------     -----------     ----------    -----------

INTEREST-EARNING ASSETS:
  INVESTMENTS:
    Short term investments                                           70,387          74,602          -5.6%         39,791
    Trading securities                                                  188              54         248.1%            265
    Investment securities available-for-sale, at fair value       1,017,355       1,580,021         -35.6%      1,029,720
    Investment securities held-to-maturity, at amortized cost     2,261,155       1,319,176          71.4%      2,134,746
    Federal Home Loan Bank (FHLB) stock, at cost                     27,058          28,160          -3.9%         27,058
                                                                -----------     -----------     ----------    -----------
      TOTAL INVESTMENTS                                           3,376,143       3,002,013          12.5%    $ 3,231,580
                                                                -----------     -----------     ----------    -----------

LOANS:
  Mortgage loans                                                    735,175         718,657           2.3%        744,335
  Commercial loans, mainly secured by real estate                   131,165          98,813          32.7%        129,965
  Consumer loans                                                     31,246          21,532          45.1%         30,027
                                                                -----------     -----------     ----------    -----------
    LOANS RECEIVABLE, GROSS                                         897,586         839,002           7.0%        904,327
  Less:  deferred loan fees, net                                     (8,597)        (10,845)        -20.7%         (8,404)
                                                                -----------     -----------     ----------    -----------
    LOANS RECEIVABLE                                                888,989         828,157           7.3%        895,923
  Allowance for loan losses                                          (6,837)         (7,860)        -13.0%         (6,495)
                                                                -----------     -----------     ----------    -----------
    LOANS RECEIVABLE, NET                                           882,152         820,297           7.5%        889,428
Mortgage loans held for sale                                         19,572           5,968         227.9%         17,963
                                                                -----------     -----------     ----------    -----------
    TOTAL LOANS RECEIVABLE, NET                                     901,724         826,265           9.1%        907,391
                                                                                -----------     ----------    -----------
      TOTAL INTEREST-EARNING ASSETS                               4,277,867       3,828,278          11.7%      4,138,971
                                                                -----------     -----------     ----------    -----------

Securities sold but not yet delivered                                   707          23,369         -97.0%          1,034
Accrued interest receivable                                          26,178          19,071          37.3%         23,735
Premises and equipment, net                                          15,471          17,874         -13.4%         15,269
Deferred tax asset, net                                               6,980           6,649           5.0%          6,191
Foreclosed real estate, net                                           4,521             978         362.3%          4,186
Other assets                                                         47,392          30,851          53.6%         46,374
                                                                -----------     -----------     ----------    -----------
    TOTAL ASSETS                                                $ 4,395,046     $ 3,938,391          11.6%    $ 4,250,652
                                                                ===========     ===========     ==========    ===========

INTEREST-BEARING LIABILITIES:
  DEPOSITS:
    Demand deposits                                             $   145,950     $   126,233          15.6%    $   152,165
    Savings accounts                                                 86,258          91,718          -6.0%         93,925
    Certificates of deposit                                       1,072,564         814,480          31.7%      1,006,807
                                                                -----------     -----------     ----------    -----------
      TOTAL DEPOSITS                                              1,304,772       1,032,431          26.4%      1,252,897
                                                                -----------     -----------     ----------    -----------



                      ORIENTAL FINANCIAL GROUP
                                                               -------------------------------------------------------------
[ORIENTAL GROUP LOGO  FINANCIAL SUMMARY                                        FOR THE THREE-MONTH PERIOD ENDED
                      (NYSE:OFG)                               -------------------------------------------------------------
                                                                 30-Sep-05       30-Sep-04           %           30-Jun-05
                                                               -----------      ----------       ---------     -------------

SUMMARY OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA):
----------------------------------------------------------------------------------------------------------------------------
  BORROWINGS:
    Securities sold under agreements to repurchase                2,208,847       2,101,340           5.1%      2,191,756
    Advances from FHLB                                              300,000         300,000           0.0%        300,000
    Subordinated capital notes                                       72,166          72,166           0.0%         72,166
    Term notes and other borrowings                                  26,641          15,000          77.6%         27,310
                                                                -----------     -----------     ---------     -----------
      TOTAL BORROWINGS                                            2,607,654       2,488,506           4.8%      2,591,232
                                                                -----------     -----------     ---------     -----------
        TOTAL INTEREST-BEARING LIABILITIES                        3,912,426       3,520,937          11.1%      3,844,129
                                                                -----------     -----------     ---------     -----------

SECURITIES AND LOANS PURCHASED BUT NOT YET RECEIVED                 100,000          53,300          87.6%         22,772
ACCRUED EXPENSES AND OTHER LIABILITIES                               38,443          49,290         -22.0%         42,584
                                                                -----------     -----------     ---------     -----------
        TOTAL LIABILITIES                                         4,050,869       3,623,527          11.8%      3,909,485
                                                                -----------     -----------     ---------     -----------

PREFERRED EQUITY                                                     68,000          68,000           0.0%         68,000
                                                                -----------     -----------     ---------     -----------
  COMMON EQUITY:
  Common stock                                                       25,321          22,503          12.5%         25,104
  Additional paid-in capital                                        188,525         127,121          48.3%        187,301
  Legal surplus                                                      34,916          29,306          19.1%         33,893
  Retained earnings                                                  71,348         112,930         -36.8%         68,620
  Treasury stock                                                     (8,031)         (4,482)         79.2%         (3,368)
  Accumulated other comprehensive loss                              (35,902)        (40,514)        -11.4%        (38,383)
                                                                -----------     -----------     ---------     -----------
    TOTAL COMMON EQUITY                                             276,177         246,864          11.9%        273,167
                                                                -----------     -----------     ---------     -----------
      STOCKHOLDERS' EQUITY                                          344,177         314,864           9.3%        341,167
                                                                -----------     -----------     ---------     -----------
TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY                     $ 4,395,046     $ 3,938,391          11.6%    $ 4,250,652
                                                                ===========     ===========     =========     ===========

  NUMBER OF FINANCIAL CENTERS                                            24              23                            23
                                                                -----------     -----------                   -----------

CREDIT DATA
NET CHARGE-OFFS (RECOVERIES) ON LOANS:
  Mortgage                                                      $        70     $       145         -51.7%            911
  Commercial                                                             94             (56)       -267.9%            170
  Consumer                                                              445             304          46.4%            254
                                                                -----------     -----------     ---------     -----------
    Net loans charged-off                                       $       609     $       393          55.0%    $     1,335
                                                                -----------     -----------     ---------     -----------
    Net credit losses to average loans outstanding                     0.27%           0.20%         35.0%          0.60%
                                                                -----------     -----------     ---------     -----------

Allowance for loan losses                                       $     6,837     $     7,860         -13.0%    $     6,495
                                                                -----------     -----------     ---------     -----------
Allowance coverage ratios:
    Allowance for loan losses to total loans                           0.75%           0.94%        -20.4%           0.71%
                                                                -----------     -----------     ---------     -----------
    Allowance for loan losses to non-performing loans                 24.03%          27.08%        -11.3%          21.05%
                                                                -----------     -----------     ---------     -----------
    Allowance for loan losses to
      non-residential non-performing loans                           134.85%         243.87%        -44.7%         139.02%
                                                                -----------     -----------     ---------     -----------



                      ORIENTAL FINANCIAL GROUP
                                                               -------------------------------------------------------------
[ORIENTAL GROUP LOGO  FINANCIAL SUMMARY                                        FOR THE THREE-MONTH PERIOD ENDED
                      (NYSE:OFG)                               -------------------------------------------------------------
                                                                 30-Sep-05       30-Sep-04           %           30-Jun-05
                                                               -----------      ----------       ---------     -------------

SUMMARY OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA):
----------------------------------------------------------------------------------------------------------------------------
  Non-performing assets summary:
    Mortgage                                                    $    23,385     $    25,801          -9.4%    $    26,184
    Commercial, mainly real estate                                    4,802           2,898          65.7%          4,549
    Consumer                                                            268             325         -17.5%            123
                                                                -----------     -----------     ----------    -----------
      Non-performing loans                                           28,455          29,024          -2.0%    $    30,856
    Foreclosed properties                                             4,521             978         362.3%          4,186
                                                                -----------     -----------     ----------    -----------
      Non-performing assets                                     $    32,976     $    30,002           9.9%    $    35,042
                                                                ===========     ===========     ==========    -----------

Non-performing loans to total loans                                    3.13%           3.48%        -10.1%           3.38%
                                                                -----------     -----------     ----------    -----------
Non-performing loans to total assets                                   0.65%           0.74%        -11.8%           0.73%
                                                                -----------     -----------     ----------    -----------
Non-performing assets to total assets                                  0.75%           0.76%         -1.5%           0.82%
                                                                -----------     -----------     ----------    -----------

LOAN PRODUCTION AND PURCHASES SUMMARY:
  Mortgage loans production                                     $    73,305     $    54,412          34.7%        $77,950
  Mortgage loans purchased                                              582          69,140         -99.2%         22,187
                                                                -----------     -----------     ----------    -----------
    Total mortgage                                                   73,887         123,552         -40.2%        100,137
    Commercial                                                       23,040          23,663          -2.6%         10,586
    Consumer                                                          6,078           5,075          19.8%          6,604
                                                                -----------     -----------     ----------    -----------
      Total loan production and purchases                       $   103,005     $   152,290         -32.4%    $   117,327
                                                                ===========     ===========     ==========    -----------

TAX EQUIVALENT SPREAD
  Interest-earning assets                                              4.82%           5.01%         -3.8%           4.78%
  Tax equivalent adjustment                                            1.02%           1.12%         -8.9%           1.03%
                                                                -----------     -----------     ----------    -----------
    INTEREST-EARNING ASSETS - TAX EQUIVALENT                           5.84%           6.13%         -4.7%           5.81%
  Interest-bearing liabilities                                         3.40%           2.55%         33.3%           3.10%
                                                                -----------     -----------     ----------    -----------
    Tax equivalent interest rate spread                                2.44%           3.58%        -31.8%           2.71%
                                                                -----------     -----------     ----------    -----------
    Tax equivalent interest rate margin                                2.66%           3.76%        -29.3%           2.92%
                                                                -----------     -----------     ----------    -----------

NORMAL SPREAD
  Investments                                                          4.32%           4.52%         -4.4%           4.24%
  Loans                                                                6.63%           6.74%         -1.6%           6.73%
                                                                -----------     -----------     ----------    -----------
    Interest-earning assets                                            4.82%           5.01%         -3.8%           4.78%
                                                                -----------     -----------     ----------    -----------

Deposits                                                               3.04%           2.58%         17.8%           2.87%
Borrowings                                                             3.57%           2.53%         41.1%           3.21%
                                                                -----------     -----------     ----------    -----------
  Interest-bearing liabilities                                         3.40%           2.55%         33.3%           3.10%
                                                                -----------     -----------     ----------    -----------

Interest rate spread                                                   1.42%           2.46%        -42.3%           1.68%
                                                                -----------     -----------     ----------    -----------
Interest rate margin                                                   1.64%           2.64%        -37.9%           1.89%
                                                                -----------     -----------     ----------    -----------

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